UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 23, 2024

TENON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41364	45-5574718
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

104 Cooper Court
Los Gatos, CA	95032
(Address of principal executive offices)	(Zip Code)

(408) 649-5760

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TNON	The Nasdaq Stock Market LLC
Warrants	TNONW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 23, 2024, Tenon Medical, Inc., a Delaware corporation (the “Company”), held its virtual 2024 Annual Stockholders Meeting (the “Meeting”).

As of the close of business on June 3, 2024, the record date for the determination of stockholders entitled to vote at the Meeting, there were 6,348,000 shares of the Company’s common stock, par value $0.001 per share, issued and outstanding, with each share entitled to one vote on each proposal at the Meeting. At the Meeting, the combined holders of 3,639,345 shares of the voting stock entitled to notice of and to vote at the Meeting were represented in person or by proxy, representing approximately 57.33% of the outstanding voting shares, and thereby a quorum pursuant to the Delaware General Corporation Law and the bylaws of the Company was present for the transaction of business at the Meeting.

The final results for each of the matters considered at the Meeting were as follows:

1.	Election of the seven nominees to the Board of Directors of the Company:

Name	Votes For	Withheld	Broker Non-Votes
Richard Ferrari	2,401,226	35,492	1,202,627
Steven Foster	2,414,743	21,975	1,202,627
Richard Ginn	2,406,883	29,835	1,202,627
Stephen Hochschuler, MD	2,412,845	23,873	1,202,627
Ivan Howard	2,384,482	52,236	1,202,627
Kristine Jacques	2,416,095	20,623	1,202,627
Robert Weigle	2,383,773	52,945	1,202,627

Each director nominee was elected to serve as a director until the Company’s 2025 annual meeting of stockholders, or until such person’s successor is duly elected and qualified, or until such person’s earlier resignation, death or removal. Due to the fact that directors are elected by a plurality of the votes cast, votes could only be cast in favor of or withheld from the nominees and thus votes against were not applicable.

2.	Approval of the terms of (i) our Series B Preferred Stock, (ii) the warrants to be issued on the issuance date of our Series B Preferred Stock and (iii) the amendment to the terms of our Series A Preferred Stock to decrease the amount of the conversion price thereof, in each case, to comply with Listing Rule 5635(d) of The Nasdaq Stock Market LLC:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,391,579	45,130	8	1,202,628

The affirmative vote of the holders of a majority of the shares represented at the Meeting and entitled to vote was required for approval. The proposal was approved.

3.	Approval of amendments to the Tenon Medical, Inc. 2022 Equity Incentive Plan (the “2022 Plan”) to (i) increase the total number of shares of the Company’s common stock subject to the 2022 Plan by 1,100,000 shares and (ii) permit the issuance of equity awards to individuals and legal entities:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,318,386	117,137	1,195	1,202,627

The affirmative vote of the holders of a majority of the shares represented at the Meeting and entitled to vote was required for approval. The proposal was approved.

4.	Ratification of the selection by the Board of Directors of the Company of Haskell & White LLP as its independent auditor for the fiscal year ending December 31, 2024:

Votes For	Votes Against	Abstentions
3,609,093	11,604	18,648

The affirmative vote of the holders of a majority of the shares represented at the Meeting and entitled to vote was required for approval. The proposal was approved.

5.	Approval of adjourning the Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes in favor of the proposals listed above at the time of the Meeting:

Votes For	Votes Against	Abstentions
2,720,153	141,255	777,935

The affirmative vote of the holders of a majority of the shares represented at the Meeting and entitled to vote was required for approval. The proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2024	Tenon Medical, Inc.

	By:	/s/ Steven M. Foster
	Name:	Steven M. Foster
	Title:	Chief Executive Officer and President

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